    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 22, 1996


                                                      REGISTRATION NO. 333-10099
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                         PRE-EFFECTIVE AMENDMENT NO. 5

                                       TO
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                                AMERISAFE, INC.
             (Exact name of Registrant as specified in its charter)


            TEXAS                        6331                    75-2069407
  (State of incorporation)         (Primary Standard          (I.R.S. Employer
                               Industrial Classification     Identification No.)
                                     Code Number)


                             ---------------------

            2301 HIGHWAY 190 WEST                      MARK R. ANDERSON
          DERIDDER, LOUISIANA 70634                       PRESIDENT
                 318-463-9052                       2301 HIGHWAY 190 WEST
       (Address and telephone number of           DERIDDER, LOUISIANA 70634
  Registrant's principal executive offices)              318-463-9052
                                             (Name, address and telephone number
                                                    of agent for service)


                             ---------------------

                                   Copies to:


              JAMES E. O'BANNON                    FREDERICK W. KANNER
          JONES, DAY, REAVIS & POGUE                 DEWEY BALLANTINE
          2300 TRAMMELL CROW CENTER            1301 AVENUE OF THE AMERICAS
               2001 ROSS AVENUE                  NEW YORK, NEW YORK 10019
             DALLAS, TEXAS 75201                       212-259-8000
                 214-220-3939


                             ---------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE



===================================================================================================================
                                                                              PROPOSED MAXIMUM
                                                          PROPOSED MAXIMUM        AGGREGATE          AMOUNT OF
TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
SECURITIES TO BE REGISTERED            REGISTERED(1)        PER SHARE(2)          PRICE(2)             FEE(3)
-------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value
  $.01 per share..................        12,650,000           $12.00           $151,800,000          $65,432
===================================================================================================================



(1) Includes 1,650,000 shares which the Underwriters have the option to purchase to cover over-allotments, if any.



(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a).



(3) This fee was previously paid with the initial filing of this Registration Statement.

                             ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an estimate of those expenses to be incurred by the Company in connection with the issuance and distribution of the securities being registered.

    Securities and Exchange Commission Fee..................  $   65,432
    NASD Fee................................................      19,475
    New York Stock Exchange Listing Fee.....................     190,000
    Printing Expenses.......................................     150,000
    Legal Fees and Expenses.................................     400,000
    Accounting Fees and Expenses............................     235,000
    Transfer Agent Fees.....................................       5,000
    Blue Sky Fees and Expenses..............................      15,000
    Miscellaneous...........................................      20,093
                                                              ----------
              Total.........................................  $1,100,000
                                                              ==========

     All these expenses, except the Securities and Exchange Commission registration fee, the New York Stock Exchange listing fee and the NASD registration fee, represent estimates only.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Articles 2.02A(16) and 2.02-1 of the Texas Business Corporation Act (the "TBCA") permit a corporation to indemnify a person who was or is a director, officer, employee or agent of a corporation or who serves at the corporation's request as a director, officer, venturer, partner, proprietor, trustee, employee or agent of another corporation, partnership, sole proprietorship, employee benefit plan, trust, joint venture, or other enterprise (an "outside enterprise"), who was, is or is threatened to be named a defendant in a legal proceeding by virtue of such person's position in the corporation or in an outside enterprise, but only if the person conducted himself in good faith and reasonably believed, in the case of conduct in the person's official capacity, that the conduct was in the corporation's best interest or, in the case of all other conduct, that the conduct was not opposed to the corporation's best interest, and, in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. A person may be indemnified within the above limitations against judgments, penalties, fines, settlements and reasonable expenses actually incurred.

     Generally, an officer, director, agent or employee of a corporation or a person who serves at the corporation's request as an officer, director, agent or employee of an outside enterprise may not be indemnified against judgments, fines and settlements incurred in a proceeding in which the person is found liable to the corporation or is found to have improperly received a personal benefit and may not be indemnified for expenses unless, and only to the extent that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for such expenses. A corporation must indemnify a director, officer, employee or agent against reasonable expenses incurred in connection with a proceeding in which the person is a party because of the person's corporate position, if the person was successful, on the merits or otherwise, in the defense of the proceeding. Under certain circumstances, a corporation may also advance expenses to such person.

     Article 2.02-1 of the TBCA permits a corporation to purchase and maintain insurance or to make other arrangements on behalf of any of the foregoing persons against any liability asserted against and incurred by the person in such capacity, or arising out of the person's status as such a person, whether or not the corporation would have the powers to indemnify the person against the liability under applicable law.

     The Company's Articles of Incorporation, as amended (the "Articles"), provide that the Company's directors will have no personal liability to the Company or its shareholders for monetary damages for an act or omission in their capacities as directors. This provision has no effect on director liability for
(i) a breach of the
director's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith that constitute a breach of duty of a director or involving intentional misconduct or knowing violations of law, (iii) approval of any transaction from which a director derives an improper personal benefit, or
(iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. In addition, the Company's Articles provide that any additional liability permitted to be eliminated by subsequent legislation will automatically be eliminated without further shareholder vote, unless additional shareholder approval is required by such legislation.

     Article VI of the Company's Bylaws (the "Bylaws") also provides that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted by the TBCA. As described above, this means that the Company is generally required to indemnify its directors, officers, employees, and agents against all judgments, fines, settlements, legal fees, and other expenses incurred in connection with pending or threatened legal proceedings because of the person's position with the Company or another entity that the person serves at the Company's request, subject to certain conditions, generally described above, and to advance funds to enable them to defend against such proceedings.

     The Company has entered into certain agreements (the "Indemnification Agreements") with each of its directors and executive officers (each, an "Indemnitee") designed to give effect to the foregoing provisions of the Articles and Bylaws. The Indemnification Agreements are intended to provide certain additional assurances against the possibility of uninsured liability primarily because the Indemnification Agreements (i) specify the extent to which the Indemnitees shall be entitled to receive benefits not expressly set forth in the TBCA and (ii) include a number of procedural provisions designed to provide certainty in administration of the rights to indemnity. Pursuant to the Indemnification Agreements, among other things, an Indemnitee will be entitled to indemnification as provided by the TBCA. The right to receive indemnification is not available under the Indemnification Agreements in connection with any claim against the Indemnitee (i) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy or (ii) as to which the Indemnitee shall have been adjudged to be liable for willful or intentional misconduct in the performance of his duty to the Company, unless ordered by the court in which the claim was brought in accordance with applicable law.

     The Underwriting Agreement entered into by the Company and the Underwriters in connection with this Offering provides that the Underwriters will indemnify the directors and officers of the Company against certain liabilities relating to information furnished by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     On December 31, 1993, the Company issued 3,229.34 shares of the Company's common stock in exchange for all of the issued and outstanding common stock of Mor-Tem Systems, Inc. ("Mor-Tem") owned by Messrs. Morris, Anderson and another Mor-Tem shareholder. On the same date, the Company issued 510.167 shares of the Company's Series B Cumulative Preferred Stock (the "Series B Stock") to Mr. Morris in exchange for the cancellation of the Company's promissory notes payable to Mr. Morris with outstanding principal balances totalling $1,480,000. On July 29, 1996, Mr. Morris converted the Series B Stock into 1530.50 shares of the Company's common stock. The above transactions were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) thereof.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     a. Exhibits:

        1.1*         -- Form of Underwriting Agreement

        2.1*         -- Distribution Agreement between the Company and existing and former shareholders

        2.2*         -- Form of First Amendment to Distribution Agreement among the Company, existing and former shareholders and former subsidiaries

        2.3*         -- Form of Distribution Agreement among the Company, AOAC, Millard E.
                        Morris and Mark R. Anderson

        3.1*         -- Amended and Restated Articles of Incorporation of the Company

        3.2*         -- Amended and Restated Bylaws of the Company

        4.1*         -- Form of Class A Common Stock Certificate (temporary)

        5.1*         -- Opinion of Jones, Day, Reavis & Pogue

       10.1*         -- Form of Registration Rights Agreement among the Company, Millard E.
                        Morris and Mark R. Anderson

       10.2*         -- Stock Incentive Plan

       10.3*         -- Form of Indemnification Agreement

       10.4*         -- Form of Employment Agreement with certain executive officers of the
                        Company

       10.5*         -- Form of Tax Matters Agreement

       10.6*         -- Form of Services Agreement between the Company and Auto One
                        Acceptance Corporation

       10.7+         -- First Casualty Excess Reinsurance Agreement between the Company,
                        Silver Oak Casualty, Inc. and the Reinsurers identified therein

       10.8+         -- Second Casualty Excess Reinsurance Agreement between the Company,
                        Silver Oak Casualty, Inc. and the Reinsurers identified therein

       10.9+         -- Third Casualty Excess Reinsurance Agreement between the Company,
                        Silver Oak Casualty, Inc. and the Reinsurers identified therein

       10.10+        -- First Workers' Compensation Per Occurrence Excess Reinsurance
                        Agreement between the Company, Silver Oak Casualty, Inc. and the
                        Reinsurers identified therein

       10.11+        -- Second Workers' Compensation Per Occurrence Excess Reinsurance
                        Agreement between the Company, Silver Oak Casualty, Inc. and the
                        Reinsurers identified therein

       10.12+        -- First Per Claimant Workers' Compensation Excess Reinsurance Agreement
                        between the Company, Silver Oak Casualty, Inc. and the Reinsurers
                        identified therein

       10.13+        -- Second Per Claimant Workers' Compensation Excess Reinsurance
                        Agreement between the Company, Silver Oak Casualty, Inc. and the
                        Reinsurers identified therein

       11.1*         -- Statement of Computation of Earnings Per Share

       21.1*         -- Subsidiaries of the Company

       23.1*         -- Consent of Ernst & Young LLP

       23.2          -- Consent of Jones, Day, Reavis & Pogue

       24.1*         -- Powers of Attorney

       27.1*         -- Financial Data Schedule


---------------

* Previously filed.

+ Previously filed with confidential portions omitted and filed separately.

     b. Financial Statement Schedules:

     Report of Ernst & Young LLP on Financial Statement Schedules*
          I. Summary of Investments -- Other Than Investments In Related
             Parties*
         II. Condensed Financial Information of Registrant*
        III. Supplementary Insurance Information*
         IV. Reinsurance*
         VI. Supplemental Information Concerning Property-Casualty Insurance Operations*
---------------

* Previously filed.

All other schedules have been omitted since the required information is not present or not present in amounts sufficient to require submission of the schedule, or because the information required is included in the financial statements and notes thereto.

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act, the Registrant has duly caused this Amendment No. 5 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 21, 1996.


                                            AMERISAFE, INC.

                                            By:     /s/  ARTHUR L. HUNT
                                               ---------------------------------
                                                         Arthur L. Hunt
                                                         Vice President


     Pursuant to the requirements of the Securities Act, this Amendment No. 5 to Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on October 21, 1996.


                 SIGNATURES                                        TITLE
---------------------------------------------  ----------------------------------------------
              MILLARD E. MORRIS*               Chairman of the Board of Directors and Chief
---------------------------------------------    Executive Officer (principal executive
              Millard E. Morris                  officer)

              MARK R. ANDERSON*                President, Chief Operating Officer and
---------------------------------------------    Director
              Mark R. Anderson

             /s/  ARTHUR L. HUNT               Vice President and Director
---------------------------------------------
               Arthur L. Hunt

                JOHN R. BUCK*                  Vice President, Chief Financial Officer,
---------------------------------------------    Treasurer and Director (Principal Financial
                John R. Buck                     and Accounting Officer)

              DANIEL J. JESSEE*                Director
---------------------------------------------
              Daniel J. Jessee

               N. DAVID SPENCE*                Director
---------------------------------------------
               N. David Spence


* The undersigned, by signing his name hereto, does sign and execute this Amendment No. 5 to Registration Statement as of this 21st day of October, 1996, pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and previously filed with the Securities and Exchange Commission.


                                            By:     /s/  ARTHUR L. HUNT
                                               ---------------------------------
                                                         Arthur L. Hunt
                                                        Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
   NO.                                   DESCRIPTION
---------- ------------------------------------------------------------------------
   1.1*    -- Form of Underwriting Agreement

   2.1*    -- Distribution Agreement between the Company and existing and former shareholders

   2.2*    -- Form of First Amendment to Distribution Agreement among the Company, existing and former shareholders and former subsidiaries

   2.3*    -- Form of Distribution Agreement among the Company, AOAC, Millard E.
              Morris and Mark R. Anderson

   3.1*    -- Amended and Restated Articles of Incorporation of the Company

   3.2*    -- Amended and Restated Bylaws of the Company

   4.1*    -- Form of Class A Common Stock Certificate (temporary)

   5.1*    -- Opinion of Jones, Day, Reavis & Pogue

  10.1*    -- Form of Registration Rights Agreement among the Company, Millard E.
              Morris and Mark R. Anderson

  10.2*    -- Stock Incentive Plan

  10.3*    -- Form of Indemnification Agreement

  10.4*    -- Form of Employment Agreement with certain executive officers of the
              Company

  10.5*    -- Form of Tax Matters Agreement

  10.6*    -- Form of Services Agreement between the Company and Auto One
              Acceptance Corporation

  10.7+    -- First Casualty Excess Reinsurance Agreement between the Company,
              Silver Oak Casualty, Inc. and the Reinsurers identified therein

  10.8+    -- Second Casualty Excess Reinsurance Agreement between the Company,
              Silver Oak Casualty, Inc. and the Reinsurers identified therein

  10.9+    -- Third Casualty Excess Reinsurance Agreement between the Company,
              Silver Oak Casualty, Inc. and the Reinsurers identified therein

  10.10+   -- First Workers' Compensation Per Occurrence Excess Reinsurance
              Agreement between the Company, Silver Oak Casualty, Inc. and the
              Reinsurers identified therein

  10.11+   -- Second Workers' Compensation Per Occurrence Excess Reinsurance
              Agreement between the Company, Silver Oak Casualty, Inc. and the
              Reinsurers identified therein

  10.12+   -- First Per Claimant Workers' Compensation Excess Reinsurance Agreement
              between the Company, Silver Oak Casualty, Inc. and the Reinsurers
              identified therein

  10.13+   -- Second Per Claimant Workers' Compensation Excess Reinsurance
              Agreement between the Company, Silver Oak Casualty, Inc. and the
              Reinsurers identified therein

  11.1*    -- Statement of Computation of Earnings Per Share

  21.1*    -- Subsidiaries of the Company

  23.1*    -- Consent of Ernst & Young LLP

  23.2     -- Consent of Jones, Day, Reavis & Pogue

  24.1*    -- Powers of Attorney

  27.1*    -- Financial Data Schedule


---------------

* Previously filed.

+ Previously filed with confidential portions omitted and filed separately.